EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use of our report dated October 14, 2022, with respect to the financial statements of Allegiant Networks, LLC included in this Current Report on Form 8-K/A of Crexendo, Inc. and subsidiaries.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania November 10, 2022